P R O X Y

PRELIMINARY COPY—SUBJECT TO COMPLETION

     Chronimed Inc.
10900 Red Circle Drive
Minnetonka, Minnesota 55343

Special Meeting of Stockholders

[_____], 2004
[__a.m.]

Proxy solicited by the Board of Directors for the Special Meeting of Stockholders on
[              ], 2004.

     The undersigned, having duly received the Notice of Special Meeting and the Joint Proxy Statement/Prospectus that accompanies this proxy, appoints Henry F. Blissenbach and Kenneth S. Guenthner, and each of them as proxies (each with the power to act alone and with the power of substitution and recommendation) for the undersigned, to represent and vote all the shares of common stock of Chronimed Inc., which the undersigned would be entitled to vote, as fully as the undersigned could vote and act if personally present, at the Special Meeting of Stockholders (the “Special Meeting”) to be held at the offices of [_____] on [   ], 2004 beginning at [   a.m.] local time, and at any adjournments or postponements thereof.

     The shares of stock you hold in your account will be voted as you specify below. If no direction is specified by the stockholder, this proxy will be voted “FOR” the proposals listed on the reverse side of this proxy.

     The Board of Directors recommends a vote “FOR” the proposals to (1) approve and adopt the Agreement and Plan of Merger, dated as of August 9, 2004, by and among MIM Corporation, Corvette Acquisition Corp., a wholly owned subsidiary of MIM Corporation, and Chronimed Inc., and approve the merger contemplated by the merger agreement, pursuant to which Chronimed will become a wholly owned subsidiary of MIM Corporation and the shareholders of Chronimed will receive 1.025 shares of MIM common stock for each outstanding share of Chronimed common stock owned immediately prior to the effective date of the merger and (2) approve any motion to adjourn or postpone the Chronimed special meeting to another time or place to permit, among other things, further solicitation of proxies if necessary to establish a quorum or to obtain additional votes in favor of the foregoing proposal.

Instructions for Voting Your Proxy

     There are three ways to vote your proxy. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

     VOTE BY TELEPHONE – TOLL FREE – 1-800-560-1965 – QUICK *** EASY *** IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on [one business day prior to the meeting date], 2004.

•	Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET – http://www.eproxy.com/chmd/ – QUICK *** EASY *** IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on [one business day prior to the meeting date], 2004.

•	Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

•	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope we’ve provided or return it to Chronimed, c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873

COMPANY NUMBER	CONTROL NUMBER

Proposal 1.	To approve and adopt the Agreement and Plan of Merger, dated as of August 9, 2004, by and among MIM Corporation, Corvette Acquisition Corp., a wholly owned subsidiary of MIM Corporation, and Chronimed Inc., and approve the merger contemplated by the merger agreement, a copy of which is attached as Annex A to the Joint Proxy Statement/Prospectus accompanying this proxy, pursuant to which Chronimed will become a wholly owned subsidiary of MIM Corporation and the shareholders of Chronimed will receive 1.025 shares of MIM common stock for each outstanding share of Chronimed common stock owned immediately prior to the effective date of the merger.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 2.	To approve any motion to adjourn or postpone the Chronimed special meeting to another time or place to permit, among other things, further solicitation of proxies if necessary to establish a quorum or to obtain additional votes in favor of the foregoing proposal.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

     The undersigned acknowledges receipt from Chronimed Inc. prior to the execution of this proxy, of the Notice of Special Meeting and accompanying Joint Proxy Statement/Prospectus relating to the merger.

Change of Address (if applicable):

Date: , 2004

Signature(s)

Please date, sign exactly as your name appears on this card. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If this proxy is submitted by a corporation or partnership, it should be executed in the full corporate or partnership name by a duly authorized person. If shares are held jointly, each stockholder must sign.